UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2011

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02	Results of Operations and Financial Condition.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 8.01	Other Events.

Item 9.01	Financial Statements and Exhibits.

SIGNATURES

Item 2.02                      Results of Operations and Financial Condition.

On June 16, 2011, GameTech International, Inc. (the “Company”) filed a Notification of Late Filing on Form 12b-25 with respect to its Form 10-Q for the thirteen week period ended May 1, 2011 (the “Form 12b-25”) with the Securities and Exchange Commission.  The Company’s responses set forth in the Form 12b-25 under Part III and Part IV, Question 3 thereof contain information about the Company’s results of operations for the thirteen week period ended May 1, 2011, which information is incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

On June 16, 2011, the Company issued a press release reporting that, on June 15, 2011, the Company entered into an Amended and Restated Loan Agreement with its current lenders.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Notification of Late Filing on Form 12b-25 filed with the Securities and Exchange Commission on June 16, 2011.
99.2	Press release dated June 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By: /s/ Andrew Robinson
Andrew Robinson
Senior Vice President & Chief Financial Officer

Dated:           June 17, 2011